EXHIBIT 10.10

AMENDMENT NO. 1 TO SUBORDINATION AGREEMENT

THIS AMENDMENT NO. 1 TO SUBORDINATION AGREEMENT (this “Amendment”) is made as of May 7, 2010 by and among (i) Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as agent for and on behalf of the ABL Lenders (as defined below) (the “ABL Agent”), (ii) BNP Paribas, in its capacity as agent for and on behalf of the Term Lenders (as defined below) (the “Term Agent”); (iii) GGC Finance Partnership, L.P., a Cayman Islands limited partnership, in its capacity as a junior creditor under the Junior Note Purchase Agreement (as defined below) (the “Junior Creditor”); and (iv) U.S. Silica Company, a Delaware corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower, USS Holdings, Inc., a Delaware corporation (“Parent”), Term Agent and the lenders therein (the “Term Lenders”) have entered into that certain Credit Agreement dated as of November 25, 2008 (the “Term Loan Agreement”) pursuant to which, among other things, the Term Lenders have agreed, subject to the terms and conditions set forth in the Term Loan Agreement, to make certain loans and financial accommodations to the Borrower;

WHEREAS, the Borrower, Parent, each of the subsidiary guarantors party thereto and the Junior Creditor have entered into that certain Note Purchase Agreement dated as of November 25, 2008 (the “Junior Note Purchase Agreement”), pursuant to which, among other things, the Junior Creditor has agreed, subject to the terms and conditions set forth in the Junior Note Purchase Agreement, to purchase from the Borrower certain notes;

WHEREAS, the Borrower, the ABL Agent and the lenders therein (the “ABL Lenders”) have entered into that certain Loan and Security Agreement dated as of August 9, 2007, as amended by Amendment No. 1 and Consent to Loan and Security Agreement, dated as of November 25, 2008 (the “ABL Loan Agreement”), pursuant to which, among other things, the ABL Lenders have agreed, subject to the terms and conditions set forth in the ABL Loan Agreement, to make certain loans and financial accommodations to the Borrower;

WHEREAS, the ABL Agent, the Term Agent and the Junior Creditor have entered into that certain Subordination Agreement dated as of November 25, 2008 (the “Subordination Agreement”);

WHEREAS, on the date hereof, the Borrower, Parent, the Term Agent and the Term Lenders are entering into that certain Amended and Restated Credit Agreement (the “Amended and Restated Term Loan Agreement”), pursuant to which the parties thereto have agreed, among other things, subject to the terms and conditions set forth therein, to amend and restate the Term Loan Agreement in certain respects as described in the Amended and Restated Term Loan Agreement;

WHEREAS, on the date hereof, the Borrower, Parent, each of the subsidiary guarantors party thereto and the Junior Creditor are entering into that certain Amended and Restated Note Purchase Agreement (the “Amended and Restated Junior Note Purchase

Agreement”), pursuant to which the parties thereto have agreed, among other things, subject to the terms and conditions set forth therein, to amend and restate the Junior Note Purchase Agreement in certain respects as described in the Amended and Restated Junior Note Purchase Agreement;

WHEREAS, on the date hereof, the Borrower, the ABL Agent and the ABL Lenders are entering into that certain Amendment No. 2 to Loan and Security Agreement and Consent (the “Amendment to ABL Loan Agreement”), pursuant to which the parties thereto have agreed, among other things, subject to the terms and conditions set forth therein, to amend and restate the ABL Loan Agreement in certain respects as described in the Amendment to ABL Loan Agreement;

WHEREAS, the parties hereto desire to amend the Subordination Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein (including within the foregoing recitals) shall have the meanings ascribed to them in the Subordination Agreement.

2. References. The parties hereto acknowledge and agree that all references in the Subordination Agreement to (i) the “Term Loan Agreement” shall be deemed to refer to the Amended and Restated Term Loan Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by the terms of the Subordination Agreement, (ii) the “Junior Note Purchase Agreement” shall be deemed to refer to the Amended and Restated Junior Note Purchase Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by the terms of the Subordination Agreement and (iii) the “ABL Loan Agreement” shall be deemed to refer to the ABL Loan Agreement as amended by the Amendment to ABL Loan Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by the terms of the Subordination Agreement.

3. Consent and Reaffirmation. The Junior Creditor acknowledges that it has received a copy of the Amended and Restated Term Loan Agreement and the Amendment to ABL Loan Agreement (together, the “Senior Amendments”) and consents to the execution, delivery and performance of the terms thereof and hereby (i) ratifies and reaffirms the continued subordination of the Junior Debt (including, without limitation, that of any additional Subordinated Debt to be evidenced by any Additional Notes) to the Senior Debt in accordance with the terms of the Subordination Agreement (as amended hereby), (ii) acknowledges that, except as specifically set forth herein, the Agent does not waive, diminish or limit any term or condition contained in the Subordination Agreement and (iii) agrees that the Subordination Agreement, the subordination effected thereby and the rights and obligations of the Junior Creditor and the Senior Creditors arising thereunder shall not be affected, modified or impaired in any manner or to any extent by the Senior Amendments or the transactions contemplated thereby, except to the extent expressly herein set forth. Each of the Term Agent and the ABL Agent acknowledge that it has received a copy of the Amended and Restated Junior Note Purchase Agreement and consents to the execution, delivery and performance of the terms thereof.

4. Amendments.

(a) The definition of “Junior Creditor Note” set forth in Section 1 of the Subordination Agreement is hereby amended and restated in its entirety as follows:

“Junior Creditor Notes” shall mean that certain Amended and Restated Note, issued on the Restatement Date in the aggregate principal amount of $75,000,000.00 and delivered in exchange for that certain Promissory Note dated as of November 25, 2008 in the original principal amount of $80,000,000, as now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced to the extent permitted hereunder.

(b) The definition of “Permitted Junior Debt Payments” set forth in Section 1 of the Subordination Agreement is hereby amended and restated in its entirety as follows:

“Permitted Junior Debt Payments” shall mean, collectively, (a) payments of Junior Debt Fees, Costs and Expenses, (b) payments of regularly scheduled, non-accelerated payments of cash interest on the Junior Debt as and when due and payable in accordance with the terms of the Junior Creditor Agreements as in effect on the date hereof or as modified in accordance with the terms hereof, (c) Permitted Refinancings and Exchanges, (d) in addition to amounts permitted to be paid pursuant to the preceding clauses (b) and (c), AHYDO Catch-Up Payments, and (e) payments by one or more Debtors to Junior Creditor in satisfaction of such Debtor’s indemnity obligations set forth in Section 9.3 of the Junior Note Purchase Agreement, as in effect on the Restatement Date or as modified in accordance with the terms hereof.

(c) The definition of “Senior Debt” set forth in Section 1 of the Subordination Agreement is hereby amended by deleting the word “$150,700,000” in the proviso thereof and replacing it with the word “$214,500,000.”

(d) Section 1 of the Subordination Agreement is hereby amended by inserting the following defined terms therein in appropriate alphabetical order:

“Permitted Refinancings and Exchanges” shall mean (a) any refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification of such Indebtedness, provided that such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification does not (i) increase the cash rate of interest and payment in kind rate of interest on such Subordinated Indebtedness in an aggregate amount in excess of 2.0% above the aggregate rate of interest under the Junior Note Purchase Agreement as of the Restatement Date, (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), (iv) change the redemption, prepayment or defeasance provisions thereof to make more onerous, change the subordination provisions thereof (or of any guaranty thereof), (v) increase the outstanding principal amount of such Indebtedness (other than on account of accrued interest, premium, fees and expenses) unless otherwise permitted as new Indebtedness under Section 6.1(m) of the Term Loan Agreement, provided further that the effect of such refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification, together with all other refinancing, refunding, renewal, replacement, waiver, amendment, restatement, supplement or other modification made, does not increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Borrower or Lenders, and (b) any conversion, exchange, or other payment in Capital Stock.

“Restatement Date” means May 7, 2010.

(e) Section 2.2(b) of the Subordination Agreement is hereby amended by adding the words “other than any payments permitted under clause (b) of the definition of Permitted Refinancings and Exchanges” after the words “cash, property or securities” and before the words “shall be made.”

(f) Section 2.2(c) of the Subordination Agreement is hereby amended by adding the words “other than any payments permitted under clause (b) of the definition of Permitted Refinancings and Exchanges” after the words “cash, property or securities” and before the words “shall be made.”

(g) Section 3.2(a)(i) of the Subordination Agreement is hereby amended by replacing “$80,000,000” with “$75,000,000”.

(h) The first sentence of Section 3.1(c) of the Subordination Agreement is hereby amended and restated in its entirety as follows: “No Junior Creditor shall sell, assign, dispose of or otherwise transfer all or any portion of the Junior Debt (other than under clause (b) of the defined term “Permitted Refinancings and Exchanges”) unless prior to the consummation of such action, the transferee thereof shall execute and deliver to Agents a joinder to this Agreement, or an agreement substantially identical to this Agreement, in either case providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agents and the Lenders arising under this Agreement.”

(i) Subclause (i)(B) of Section 3.6(b) of the Subordination Agreement is hereby amended and restated in its entirety as follows: “(B) increase the rate of interest on any of the Junior Debt in excess of 2.0% above the rate of interest on the Restatement Date in the aggregate for the cash rate of interest and payment in kind rate of interest”.

(j) Subclause (i)(E) of Section 3.6(b) of the Subordination Agreement is hereby amended and restated in its entirety as follows: “(E) change any redemption or prepayment provisions of, cancel, forgive or transfer (except to the extent permitted hereunder), or shorten the final maturity of, the Junior Debt, other than Permitted Refinancing and Exchanges”.

5. Conditions Precedent. The effectiveness of this Amendment is subject to the execution and delivery hereof by the ABL Agent, the Term Agent, the Junior Creditor and the Borrower.

6. Representations and Warranties. Each of the parties hereto represents and warrants that (a) it has full power, authority and legal right to make and perform this Amendment, and (b) that this Amendment is the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

7. Miscellaneous.

(a) This Amendment shall inure to the benefit of the Senior Creditors and their respective successors and assigns, and shall be binding upon the Junior Creditor and its successors and assigns.

(b) This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Signature pages hereto delivered by facsimile, emailed .pdf or other similar form of electronic transmission shall be equally effective as a manually executed original.

(c) This Amendment shall be subject to the terms of Sections 4.7 through 4.11 of the Subordination Agreement.

- Remainder of Page Intentionally Left Blank; Signature Page Follows –

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

TERM AGENT BNP PARIBAS

By:	/s/ Richard Cushing
Name: Richard Cushing
Title: Director

ABL AGENT WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Kelly
Name: James A. Kelly
Title: Vice President

JUNIOR CREDITOR GGC FINANCE PARTNERSHIP, L.P.

By:	GGC Financial (US), LLC, a Delaware
limited liability company, its general partner

	By:	/s/ Rajeev Amara
Name: Rajeev Amara
Title: Vice President

Signature Page –Amendment No. 1 to Subordination Agreement

BORROWER U.S. SILICA COMPANY

By:	/s/ John A. Ulizio
Name: John A. Ulizio
Title: President

Signature Page –Amendment No. 1 to Subordination Agreement